SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 19, 2008
Date of Report (Date of Earliest Event Reported)
FIRST POTOMAC REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-31824	37-1470730

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
7600 Wisconsin Avenue
                 Bethesda, Maryland 20814
(Address of Principal Executive Offices) (Zip Code)
          (301) 986-9200
(Registrant’s Telephone Number, Including Area Code)
                 N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 19, 2008, First Potomac Realty Investment Limited Partnership, the operating partnership of First Potomac Realty Trust (the “Company”), entered into amendments to the Company’s employment agreements with each of Douglas J. Donatelli, Barry H. Bass, James H. Dawson and Nicholas R. Smith, four of the named executive officers of the Company, and Joel F. Bonder, the Company’s Executive Vice President and General Counsel, to make several technical changes designed to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the treasury regulations and related guidance promulgated thereunder, and other minor changes. The employment agreements with these four named executive officers were originally entered into as of October 8, 2003, and the employment agreement with Mr. Bonder was originally entered into as of February 14, 2005. The original employment agreements are fully described in the Company’s definitive Proxy Statement, dated April 10, 2008, and are on file with the SEC.
The above summary is qualified in its entirety by reference to the complete text of the amendment to the employment agreement of Mr. Donatelli, and to the form of amendment to the employment agreement for each other executive officer, which are filed as exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
10.1	Amendment to Employment Agreement dated December 19, 2008 by and between First Potomac Realty Investment Limited Partnership and Douglas J. Donatelli

10.2	Form of Amendment to Employment Agreement dated December 19, 2008 by and between First Potomac Realty Investment Limited Partnership and certain executive officers of First Potomac Realty Trust

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST
December 24, 2008	/s/ Joel F. Bonder
Joel F. Bonder
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

10.1	Amendment to Employment Agreement dated December 19, 2008 by and between First Potomac Realty Investment Limited Partnership and Douglas J. Donatelli

10.2	Form of Amendment to Employment Agreement dated December 19, 2008 by and between First Potomac Realty Investment Limited Partnership and certain executive officers of First Potomac Realty Trust